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                                                                 Exh.(1)(2) RAFT

                                                               February 28, 2000


                 [LETTERHEAD OF DECHERT PRICE & RHOADS]

Republic Advisor Funds Trust
PO Box 182845
Columbus, Ohio 43218-28845

         Re: Republic Advisor Funds Trust
             (File Nos. 333-02205 and 811-07583)
             ---------------------------------------

Dear Sirs:

                  We hereby consent to the incorporation by reference to our opinion as an exhibit to Post-Effective Amendment No. 10 to the Registration Statement of Republic Advisor Funds Trust, and to all references to our firm therein. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                                     Very truly yours,
                                                     /s/ DECHERT PRICE & RHOADS